UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-08092	94-1620407
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

1825 K Street
Suite 510
Washington, D.C. 20006
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

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Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2018, Dr. Raymond Urbanski was appointed to be the President of GT Biopharma, Inc. (hereinafter the “Company”) by the Board of Directors.  Dr. Urbanski will also remain as the Chief Medical Officer of the Company. Also, Dr. Urbanski’s compensation will remain unchanged. Dr. Urbanski’s contract was for three years. Under the terms of his contract, he received a restricted stock award of 1,528,898 common shares that vests over two years and is paid an annual salary of $400,000.

Dr. Urbanski has been our Chief Medical Officer since September 2017. Before joining us, he was the Chief Medical Officer for MannKind Corporation (NASDAQ:MNKD) from August 2015 to September 2017. He was the Chief Medical Officer for Mylan Inc. (NASDAQ:MYL) from August 2012 to September 2014. Dr. Urbanski spent eight years with Pfizer Inc. (NYSE:PFE), or Pfizer, and held several positions with Pfizer, including Vice President and Chief Medical Officer of the Established Products Business Unit, Senior Medical Director of Oncology Clinical R&D, Senior Medical Director of Breast Cancer Products and Medical Director of Diversified Products. He brings extensive experience in developing and overseeing clinical studies, including Phase 3b and Phase 4 studies (including line extensions) for sunitinib (Sutent), exemestane (Aromasin), irinotecan (Camptosar), epirubicin (Ellence), axitinib, IGF1R inhibitor, and tremilimumab. In addition to his role with Pfizer, Dr. Urbanski has also served as chief medical officer of Metabolex Inc. from October 2011 to June 2012, and senior director of U.S. Medical Affairs for Aventis (NYSE:SNY).

Dr. Ubanski received his Ph.D, and M.D. from the University of Medicine and Dentistry of New Jersey – New Jersey Medical School.

A copy of the press release announcing the appointment of Dr. Urbanski is attached as Exhibits 99.1 of this Current Report on Form 8-K.

ITEM 9.01 Exhibits.

99.1
Press Release, dated May 14, 2018

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: May 14, 2018	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer

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